UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 1, 2010

AspenBio Pharma, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 1, 2010, AspenBio Pharma, Inc. (the “Company”) received a complaint, captioned John Wolfe, individually and on behalf of all others similarly situated v. AspenBio Pharma, Inc. et al., Case No. CV10 7365.  This federal securities class action was filed in the United States District Court in the Central District of California on behalf of all persons, other than the defendants, who purchased common stock of AspenBio Pharma, Inc. during the period between February 22, 2007 and July 19, 2010, inclusive.  The defendants purport to include certain officers and directors of the Company during such period.  The complaint includes allegations of violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all defendants, and of Section 20(a) of the Exchange Act against the individual defendants related to the Company’s blood based appendicitis test in development known as AppyScore.  The Company and the individual defendants are evaluating the complaint, believe that the allegations in the complaint are without merit and intend to vigorously defend against these claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

AspenBio Pharma, Inc. (Registrant)
Date: October 6, 2010	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer